FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT, dated as of July 11, 2001, between Chesapeake Corporation, a Virginia corporation (the "Company"), and Andrew J. Kohut (the "Executive").

WHEREAS, the Company and the Executive entered into an Executive Employment Agreement (the "Agreement") dated September 13, 1999;

WHEREAS, pursuant to Section 10 of the Agreement, the Agreement may be amended by mutual consent of the Company and the Executive; and

WHEREAS, the Company and the Executive desire to amend the Agreement;

NOW THEREFORE, the Agreement is hereby amended in the following respects:

FIRST: The following new Section 2 (d) is added to the Agreement:

(d) For purposes of this Section 2, "Cause" means the Executive's conviction by a court of competent jurisdiction for, or pleading no contest to, a felony.

SECOND: The following new Section 3 (c) is added to the Agreement:

(c) For purposes of this Section 3, "Cause" means: (a) conduct involving dishonesty or fraud or activities that may reasonably be expected to have a materiel adverse effect on the property, business or reputation of the Company; (b) conviction or admission of, or a plea of guilty or no contest to, a felony; (c) breach of any material obligation to the Company; or (d) willful failure to perform duties to the Company which is not corrected within thirty (30) days of prior written notice by the Company to the Executive or willful misconduct in the performance of such duties.

THIRD: Section 8 (a) is deleted and Sections 8 (b), 8 (c), and 8 (d) are renumbered as 8 (a), 8 (b) and 8 (c), respectively.

Except as provided above, the terms of the Agreement shall remain in effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to Executive Employment Agreement to be duly executed on its behalf and the Executive has duly executed this First Amendment to Executive Employment Agreement, all as of the date first above written.

Chesapeake Corporation

/s/ Andrew J. Kohut	By:	/s/ Thomas A. Smith
Andrew J. Kohut		Thomas A. Smith

Date: July 25, 2001	Title:	Vice President - Human Resources